Exhibit 24.1

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick B. Frost, Richard W. Evans, Jr. and Phillip D. Green, and each of them, his or her true and lawful attorneys-in-fact and agents, and with power of substitution and resubstitution, for him/her and in his/her name, place and stead, and in any and all capacities, to sign the Annual Report on Form 10-K of Cullen/Frost Bankers, Inc. for the fiscal year ended December 31, 2011, to sign any and all amendments thereto, and to file such Annual Report and amendments, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ RICHARD W. EVANS, JR. Richard W. Evans, Jr.	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)	January 26, 2012

/s/ PHILLIP D. GREEN Phillip D. Green	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 26, 2012

/s/ R. DENNY ALEXANDER R. Denny Alexander	Director	January 26, 2012

/s/ CARLOS ALVAREZ Carlos Alvarez	Director	January 26, 2012

/s/ ROYCE S. CALDWELL Royce S. Caldwell	Director	January 26, 2012

/s/ CRAWFORD H. EDWARDS Crawford H. Edwards	Director	January 26, 2012

/s/ RUBEN M. ESCOBEDO Ruben M. Escobedo	Director	January 26, 2012

/s/ PATRICK B. FROST Patrick B. Frost	Director and President of The Frost National Bank	January 26, 2012

/s/ DAVID J. HAEMISEGGER David J. Haemisegger	Director	January 26, 2012

/s/ KAREN E. JENNINGS Karen E. Jennings	Director	January 26, 2012

/s/ RICHARD M. KLEBERG, III Richard M. Kleberg, III	Director	January 26, 2012

/s/ CHARLES W. MATTHEWS Charles W. Matthews	Director	January 26, 2012

/s/ IDA CLEMENT STEEN Ida Clement Steen	Director	January 26, 2012

/s/ HORACE WILKINS, JR. Horace Wilkins, Jr.	Director	January 26, 2012